UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): July 7, 2009
Spatializer Audio Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue--15th Floor   New York, New York 10022
(Address of principal corporate offices)                    (Zip Code)

Registrant’s telephone number, including area code: (212) 231-8359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 7, 2009, Spatializer Audio Laboratories, Inc. entered into Subscription Agreements (see attached model of same) with the below listed purchasers, each of whom is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933 (the “Securities Act”):

Gregg Schneider, CFO	4,505,000
Jay Gottlieb, CEO	5,584,615
Josh Krom, Director	350,000
Larry Kaplan	982,577
Daniel J. Pearce	998,000
William Vlahos	1,079,808
13,500,000

The above purchasers included three non-management purchasers and, as noted above, certain officers and directors of the Company. Such raise constituted a private placement properly exempt from the Securities Act pursuant to Section 4(2) and Regulation D Rule 505 thereunder.  The aggregate amount raised in the private placement was approximately $36,450.  The proceeds will be used to increase the Company's working capital balances.  The purchase price of $0.0027 per share was the average closing price for the 10 days ending June 5, 2009.

On June 30, 2009 the Company’s cash balance was approximately $13,000, down from approximately $67,000 at year-end and $36,000 at March 31, 2009.  Major causes of the cash drain were legal and accounting expenses related to compliance issues, which have since been satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spatializer Audio Laboratories, Inc.

Dated: July 10, 2009	By:	Jay Gottlieb
Jay Gottlieb
Chairman of the Board, Secretary and Treasurer